SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[   ]                Preliminary Proxy Statement
[   ]                Confidential, for Use of the Commission Only
                     (as permitted by Rule 14a-6 (e) (2))
[   ]                Definitive Proxy Statement
[   ]                Definitive Additional Materials
[X]                Soliciting Material Pursuant to Section 240.14a-12

SURGICARE, INC.

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(Name of Registrant as Specified In Its Charter)

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(Name of Person (s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]          No fee required.
[   ]          Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

                (1)      Title of each class of securities to which transaction applies:

                (2)     Aggregate number of securities to which transaction applies:

                (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11  (Set forth the amount on which the filing fee is calculated and state how it was determined):

               (4)     Proposed maximum aggregate value of transaction:

               (5)     Total fee paid:

[   ]          Fee paid previously with preliminary materials.
[   ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2)
                and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:

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(2)           Form, Schedule or Registration Statement No.:

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(3)           Filing Party:

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(4)            Date Filed:

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Information Concerning Participants

Surgicare, Inc. ("Surgicare"), its directors, executive officers and certain other members of management and employees may be soliciting proxies from Surgicare stockholders.  Additional information concerning the interests of such participants in the proposed transactions, if any, will be included in a proxy statement or statements and other relevant documents expected to be filed with the Securities and Exchange Commission by Surgicare.

Certain statements in this communication constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts").  Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.

The forward-looking statements in this communication are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of SurgiCare and the other companies described herein.  As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate.  Forward-looking statements are subject to the safe harbors created in the Acts.

Any number of factors could affect future operations and results and the consummation of the transactions described herein, including, without limitation, SurgiCare's ability to refinance its debt and other accounts payable; the results of various parties' due diligence investigations; the occurrence of any material adverse change affecting any of the parties prior to closing; a worsening of SurgiCare's business or financial condition; the ability of SurgiCare to negotiate definitive documentation with the acquisition candidates discussed in the attached press release; a decline in the price of SurgiCare's common stock, which could affect the percentages to be held by the parties following the closing; receipt of the necessary approval of stockholders and regulatory authorities; and those specific risks that are discussed in SurgiCare's previously filed Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

SurgiCare undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

In connection with the proposed transaction, Surgicare will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Surgicare with the Commission at the Commission's website at http://www.sec.gov.  Free copies of the proxy statement, once available, and Surgicare's other filings with the Commission may also be obtained from Surgicare by directing a request to Surgicare, 12727 Kimberly Lane, Suite 200, Houston, Texas 77024, attention:  Tanya Jacobson, telephone (8886) 82105200.

EXHIBIT INDEX

Exhibit 99.1, Press Release dated November 18, 2003